                                                                    EXHIBIT 3(b)


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           NEWMONT MINING CORPORATION

                               ------------------

                                    BY-LAWS

                               ------------------

                      AS AMENDED THROUGH NOVEMBER 1, 1993

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           NEWMONT MINING CORPORATION

                               ------------------

                                    BY-LAWS

                               ------------------

                                   ARTICLE I

                                  STOCKHOLDERS

     SECTION 1. Annual Meeting. An annual meeting of the stockholders of the Corporation shall be held in each year at such place, and on such date and at such time, as the Board of Directors of the Corporation shall designate in a resolution duly adopted by it, for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.

     SECTION 2. Special Meetings. Special Meetings of the stockholders for any lawful purposes may be called by the Board of Directors or by the Chairman of the Board or by the President, and shall be called by the Chairman of the Board or by the President or the Secretary upon a written request stating the purposes thereof and signed by a majority of the Board of Directors. Each such meeting shall be held at such place, and on such date and at such time, as the Board of Directors of the Corporation shall designate in a resolution duly adopted by it, for the purposes stated in the notices thereof. Business transacted at any special meeting shall be limited to the purposes stated in the notices of the meeting.

     SECTION 3. Notices and Waivers. Written notices of every meeting of the stockholders, stating the time, place and purposes thereof, shall be given personally or by mail, not less than ten days nor more than sixty days before the date on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting. If mailed, the notice shall be sent to the stockholders at their respective addresses appearing on the stock records of the Corporation or to such other addresses as they may have respectively designated in writing, and shall be deemed given when mailed. A waiver of any notice, signed by a stockholder before or after the time for the meeting, shall be deemed equivalent to such notice.

                                        2
     SECTION 4. Stockholder List. For every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each such stockholder, shall be made and be open to the examination of any stockholder during ordinary business hours for at least ten days prior to the meeting at the place where the meeting is to be held, and shall be produced at the meeting and be subject at all times during the meeting to the inspection of any stockholder present.

     SECTION 5. Quorum. Subject to the provisions of any applicable law or of the Corporation's Certificate of Incorporation in respect of the vote that shall be required for a specified action, the holders of record of a majority of the capital stock of the Corporation issued and outstanding and entitled to vote at any meeting of its stockholders shall be required to be present in person or represented by proxy at such meeting in order to constitute a quorum for the transaction of any business.

     SECTION 6. Adjournment. If at any meeting of the stockholders there is no quorum, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum be obtained. Any meeting at which there is a quorum may also be adjourned, in like manner, for such time or upon such call as may be determined by vote. An adjourned meeting at which a quorum is present or represented may transact any business which might have been transacted at the meeting as first convened had there been a quorum.

     SECTION 7. Chairman and Secretary. At every meeting of the stockholders the presiding officer shall be the Chairman of the Board, or in his absence the Vice Chairman of the Board, or in their absence the President, and in his absence a Vice President of the Corporation. The Secretary or in his absence an Assistant Secretary of the Corporation shall act as secretary of the meeting, or in their absence the presiding officer may appoint any person present to act as secretary of the meeting.

     SECTION 8. Voting. Except as otherwise specifically provided herein or in the Restated Certificate of Incorporation of the Corporation with respect to the ability of certain stockholders to cumulate votes in the election of directors, each stockholder present in person or by proxy at a meeting of the stockholders shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder on the books of the Corporation and entitled to vote at such meeting. No proxy shall be voted on after three years from its date unless it

                                        3
provides for a longer period. If the Board of Directors has not closed the stock transfer books or fixed a record date for determination of stockholders entitled to vote, no share of stock shall be voted on at any election of Directors which has been transferred on the books of the Corporation within twenty days next preceding such election. If the Board of Directors has closed the stock transfer books or fixed a record date for determining the stockholders entitled to vote at a meeting, only stockholders of record at the close of business on such closing or record date shall be entitled to vote at such meeting and at any adjournment thereof. All elections of Directors shall be by a plurality vote by ballot. All other matters shall be decided by a majority vote viva voce of the stockholders present in person or by proxy except as otherwise specifically provided by any applicable law, the Corporation's certificate of Incorporation or these By-Laws; provided, however, that the presiding officer shall have the right to determine whether a stock vote with respect to any matter shall be taken by ballot. On votes taken by ballot, each ballot shall state the name of the stockholder or proxy voting and the number of shares voted.

     SECTION 9. Inspectors of Elections. For all elections of Directors by the stockholders and for any other matters upon which a stock vote by ballot is to be taken, the Chairman of the meeting shall appoint two inspectors of election unless the Board of Directors, which shall have power to do so, shall have previously appointed two or more inspectors for the purpose and such inspectors are present and serve as such at the meeting. Each inspector shall be sworn to perform faithfully his duties as such, and the inspectors thereupon shall take charge of the polls, receive and count the ballots and certify the result of the vote taken. Questions as to the qualifications of the voters, validity of proxies or ballots, or otherwise pertaining to the vote, shall be decided by the inspectors subject to any ruling by the Chairman. No candidate for election as a Director shall be appointed an inspector of such an election.

     SECTION 10. Inspection of Books and Records. The Board of Directors shall determine whether and to what extent, and at what times and places and under what conditions and regulations, the books, accounts and records of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of any stockholder. No Stockholder shall have the right to inspect any books, accounts, records or documents of the Corporation unless expressly so authorized by the laws of the State of Delaware or by these By-Laws or by a resolution of the Board of Directors. The stock ledger shall be the only evidence as to the stockholders entitled to examine the stockholder list referred to in Section 4 of Article I hereof, and the original or a duplicate stock ledger containing the names and addresses

                                        4
of the stockholders and the number of shares held by them respectively shall be open at all times during usual business hours at the Corporation's principal office in the State of Delaware to the examination of any stockholder.

     SECTION 11. Action by Written Consent. Any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                   ARTICLE II

                                   DIRECTORS

     SECTION 1. Number, Term and Qualification. The number of Directors which shall constitute the whole Board shall be not less than eight nor more than fifteen. Within these specified limits, the number of Directors shall be determined from time to time by the affirmative vote of a majority of the Directors then in office. Directors elected at an annual meeting of the stockholders or elected at any other time by the stockholders or by the Board of Directors as hereinafter provided, shall hold office until the next annual meeting of the stockholders and until their respective successors are elected and qualified. Directors need not be stockholders.

     SECTION 2. Resignations; Vacancies. Any Director may resign at any time upon written notice to the Corporation. A resignation shall become effective when and as specified in the notice, or, in the absence of such specification, upon its acceptance by the Corporation. Vacancies occurring on the Board of Directors for any reason, and newly created directorships resulting from any increase in the number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, though less than a quorum.

     SECTION 3. Meetings and Notices. Meetings of the Board of Directors of the Corporation, regular or special, may be held either within or without the State of Delaware. Regular meetings of the Board may be held without notice at such time and place as the Board from time to time may by resolution determine. Special meetings of the Board, being all meetings other than its regular meetings, may be called by the Chairman, the Vice

                                        5
Chairman or the President, and shall be called by the Secretary upon the written request of any two Directors. At least one day's prior written notice of the time, place and purposes of every special meeting shall be given to each Director; provided, however, that no notice of any such meeting need be given to any Director who attends the meeting or signs before or after the meeting a written waiver of notice thereof. Notices may be delivered personally or sent by mail or telegraph, and shall be deemed given when so delivered or sent.

     SECTION 4. Quorum. At all meetings of the Board of Directors six Directors shall constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at any meeting at which a quorum is present shall be the acts of the Board, except as may be otherwise specifically provided by any applicable law or by the Corporation's Certificate of Incorporation or by these By-Laws. If a quorum is not present at any meeting, a majority of the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained.

     SECTION 5. Order of Business. The order of business at meetings of the Board of Directors shall be as the Board may determine from time to time, or, subject to any such action by the Board, as determined by the Chairman of the meeting.

     SECTION 6. Powers. The Board of Directors shall manage and control the business, property and affairs of the Corporation, and shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     SECTION 7. Compensation. The Directors may be paid as compensation for their services a periodic fee, or a fixed fee for attendance at each meeting of the Board of Directors, or both, and may be paid their expenses, if any, of attendance at Board meetings, as the Board from time to time may determine, but otherwise shall not be entitled to any fees or compensation for their services as Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 8. Interests in Contract. No contract or other transaction entered into by the Corporation shall be invalidated or affected by the fact that any Director of the Corporation is a party thereto or is otherwise interested therein, provided that such contract or transaction is authorized,

                                        6
approved or ratified by the Board of Directors at a meeting at which there is a quorum present without counting such interested Director and at which any such interest of any Director is disclosed to the Board prior to its taking such action, and that such action is taken by the affirmative vote of a majority of the Directors present at such meeting without counting the vote or presence of any such interested Director. No such interested Director shall be liable or accountable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by the Corporation, or for any gains or profits realized by such Director, under or by reason of any such contract or transaction so authorized, approved or ratified by the Board.

                                  ARTICLE III

                              EXECUTIVE COMMITTEE

     SECTION 1. Appointment, Number and Quorum. The Board of Directors, by the affirmative vote of a majority of the whole Board, may appoint an Executive Committee consisting of such number of the directors not less than three as the Board may determine; provided, always, that the Chief Executive Officer shall at all times be appointed to the Committee. By similar action the Board may fill any vacancy in, change the membership of, or dissolve the Committee at any time in its discretion. At all meetings of the Committee a majority, but not less than three, of its members shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the whole Committee, but in no case less than three members, shall be necessary to adopt any resolution or to take any other action.

     Any member of the Committee who ceases to be a Director shall cease ipso facto to be a member of the Committee. Any member may resign at any time upon written notice to the Corporation. A resignation shall become effective when and as specified in the notice, or, in the absence of such specification, upon its acceptance by the Corporation.

     SECTION 2. Powers and Proceedings. The Executive Committee during the intervals between the meetings of the Board of Directors, shall have and may exercise, insofar as permitted by law, all the powers of the Board of Directors, provided that the Committee shall not act to fill a vacancy on the Committee and shall not take any action contrary to any specific action or direction of the Board.

                                        7
     The Board of Directors may designate the Chairman of the Committee and prescribe rules governing its proceedings. The Committee may elect its own Chairman from its members, if he has not been designated by the Board, and may make its own rules of procedure insofar as they do not conflict with any rules prescribed by the Board or with these By-Laws. Minutes of all acts and proceedings of the Committee shall be kept in a proper record book and shall be laid before the Directors at their next meeting.

     SECTION 3. Compensation. The members of the Executive Committee may be paid such compensation for their services, and such expenses incurred by them in connection therewith, as the Board of Directors may determine, but otherwise shall not be entitled to any compensation for their services as such Committee members.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. Officers, Election, Term and Vacancies. At its first meeting held after each annual meeting of the stockholders, the Board of Directors shall elect, as the officers of the Corporation to serve until their successors are elected and qualify, a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, (one or more of whom may be designated Executive Vice Presidents or Senior Vice Presidents by the Board), a Secretary, a Treasurer, and a Controller, and may elect or appoint such Assistant Secretaries, Assistant Treasurers, Assistant Controllers and other officers as the Board in its discretion may determine. If any such officers are not elected or appointed at such first meeting, they may be elected or appointed at any subsequent meeting of the Directors.

     The Chairman of the Board, the Vice Chairman of the Board and the President shall be Directors, but no other officer need be a Director. Subject to the provisions of any applicable law, one person may hold two or more offices.

     Any officer may resign at any time upon written notice to the Corporation. A resignation shall become effective when and as specified in the notice, or, in the absence of such specification, upon its acceptance by the Corporation. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors.

                                        8
Any vacancy occurring in any office for any reason may be filled by the Board of Directors.

     SECTION 2. Chairman of the Board. The Chairman of the Board shall preside at meetings of the Directors and at meetings of the stockholders. He shall have such other powers and duties as may be prescribed by the Board of Directors.

     SECTION 3. Chief Executive Officer. The Chairman of the Board or the Vice Chairman of the Board shall be designated by the Board of Directors to be the Chief Executive Officer of the Corporation. Such designee shall have and be responsible for the general management and control of all its business and affairs, subject only to the Board of Directors and the Executive Committee.

     Subject to the control of the Board of Directors, the Chief Executive Officer shall have power to employ, appoint and discharge employees and agents of the Corporation and fix their compensation, to make and sign contracts and agreements in the name and on behalf of the Corporation, to sign certificates of stock of the Corporation, to sign proxies for or to attend and vote at meetings of stockholders of any other corporation in which the Corporation holds stock, and to sign in the name and on behalf of the Corporation other instruments and documents to be executed by it. He shall see that all books, records, reports, statements and certificates are properly made, kept and filed as required of the Corporation by any applicable law, and shall have such other powers and duties as may be prescribed by the Board of Directors.

     SECTION 4. Vice Chairman of the Board. The Vice Chairman of the Board shall, in the absence of the Chairman, preside at meetings of the Directors and at meetings of the stockholders. The Vice Chairman shall have such other duties as may be delegated to him by the Chairman of the Board or as may be prescribed by the Board of Directors. In case of the disability of the Chairman of the Board, the Vice Chairman of the Board shall have and exercise the powers and duties of the Chairman of the Board. The Vice Chairman of the Board, if not designated to be the Chief Executive Officer, shall have such other powers and duties as may be delegated to him by the Chairman of the Board or as may be prescribed by the Board of Directors.

     SECTION 5. President. The President shall be the chief operating officer of the Corporation, and shall be responsible for the operation of its business and affairs, subject to the direction of the Chairman of the Board,

                                        9
the Vice Chairman of the Board and of the Board of Directors and the Executive Committee.

     SECTION 6. Vice Presidents. Each Vice President, Executive Vice President (if any) and Senior Vice President (if any) shall have such powers and duties as may be delegated to him by the Chief Executive Officer or as may be prescribed by the Board of Directors.

     SECTION 7. Secretary. The Secretary shall attend all meetings of the stockholders, Board of Directors and Executive Committee, and shall record all the proceedings and votes taken at such meetings in appropriate books kept by him for that purpose. He shall give, or cause to be given, all notices required by law or by these By-Laws to be given of all such meetings, and shall see that the list of stockholders required for every meeting of the stockholders is properly prepared and made and kept at the place of the meeting for at least ten days prior thereto.

     The Secretary shall keep or cause to be kept in safe custody the seal of the Corporation, its unissued stock certificates, stock transfer books, stock ledgers, and such other books, records, documents and papers of the Corporation as the Board of Directors may direct; provided, however, that the Transfer Agent, if one be appointed, shall have custody of the unissued stock certificates, stock transfer books and stock ledgers.

     The Secretary shall have power to countersign or attest all contracts, agreements, stock certificates, proxies and other instruments and documents signed on behalf of the Corporation by the Chairman of the Board, the President or a Vice President, and to affix thereto the seal of the Corporation, and to certify all minutes and extracts from minutes of meetings of the stockholders, Board of Directors and Executive Committee, and all resolutions passed or adopted thereat.

     He shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors, and, subject to the control of the Board, all such powers and duties as are generally incident to his office of Secretary.

     SECTION 8. Assistant Secretaries. Each Assistant Secretary shall have all the powers and may perform all the duties of the Secretary in the absence or disability of the Secretary unless the Board of Directors shall otherwise determine, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

     SECTION 9. Treasurer. The Treasurer shall receive and have in his charge or custody the funds, securities and valuable effects of the Corpora-

                                       10
tion, and shall deposit or keep same to the credit or in the name of the Corporation in such banks or depositories as the Board of Directors designates. He shall disburse the funds of the Corporation and dispose of its securities and valuable effects in his charge only as he may be authorized or directed by the Board of Directors or by an officer, committee or agent acting with and under the authority of the Board. He shall take and preserve proper vouchers or receipts for all disbursements.

     The Treasurer shall keep full, accurate and current accounts of all receipts and disbursements of funds, the acquisition and disposition of all securities and valuable effects, and all other financial transactions of the Corporation, in appropriate books kept by him for such purposes. He shall render such reports, accounts and statements of the Corporation's financial transactions and condition to the stockholders, Board of Directors, Executive Committee and the Chief Executive Officer as may be required or requested, and shall exhibit his books of account and records to the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President, the Controller, or any Director upon request at the Corporation's office where such books or records are kept.

     The Treasurer shall have power on behalf of the Corporation to endorse for collection, bills, notes, drafts, checks and other instruments for payment of funds to the Corporation, and to sign receipts and vouchers for payments made to the Corporation. He shall sign or countersign all bills, notes, drafts, checks and other instruments for payments made by the Corporation, and all assignments or powers for transfers of securities and other valuable effects of the Corporation, and certificates of the stock of the Corporation provided, however, that the Board of Directors may authorize or require other officers or agents of the Corporation to sign or countersign in its name any such papers, instruments or documents.

     He shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors, and, subject to the control of the Board, such powers and duties as are generally incident to his office of Treasurer.

     If required by the Board of Directors, the Treasurer shall give a bond or bonds in such sums and with such sureties as the Board may approve, for the faithful performance of his duties and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, records, papers, money and property of whatever kind in his possession or under his control and belonging to the Corporation.

                                       11
     SECTION 10. Assistant Treasurers. Each Assistant Treasurer shall have all the powers and may perform all the duties of the Treasurer in case of the disability of the Treasurer unless the Board of Directors shall otherwise determine, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors. He shall give a like bond or bonds, if any, as are given by the Treasurer.

     SECTION 11. Controller. The Controller shall have direct responsibility for and supervision of the accounting records of the Corporation and of its subsidiaries and managed affiliated corporations, and shall see that adequate examination and audits thereof are currently and regularly made. He shall prepare and file all tax returns, and shall prepare statements of operating and production costs, cash forecasts and any other financial reports of the Corporation. He shall ascertain that the property of the Corporation is kept at all times properly and adequately insured, and shall have custody of any bonds given by the Treasurer or any Assistant Treasurer as above mentioned. He shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or be assigned to him by the Chairman of the Board.

     SECTION 12. Assistant Controllers. Each Assistant Controller shall have all the powers and may perform all of the duties of the Controller in case of the disability of the Controller unless the Board of Directors shall otherwise determine, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

     SECTION 13. Other Officers. Each other officer elected or appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the Board, and, subject to the control of the Board, such powers and duties as are generally incident to his office.

                                   ARTICLE V

                                 CAPITAL STOCK

     SECTION 1. Stock Certificates. Certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with any applicable law or the Corporation's Certificate of Incorporation, as shall be prescribed or approved from time to time by the Board of Directors. Holders of the stock shall be entitled to have such certificates issued in the name of the Corporation, under its seal and signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or Assistant

                                       12
Treasurer, evidencing and certifying the number of shares owned by such respective stockholders in the Corporation.

     Such certificates may be so sealed and signed either manually or by facsimile seal or signatures, if and as permitted by law and authorized or approved by the Board of Directors. If any officer whose signature is used on any certificate shall cease to be such officer for any reason before the issuance or delivery of the certificate by the Corporation, the validity of the Certificate upon its issuance and delivery shall not be thereby affected.

     The Board of Directors may authorize and require the signing of any certificate or certificates by a Transfer Agent and a Registrar, in addition to the signing by the officers of the Corporation.

     SECTION 2. Stock Transfers. The shares of stock of the Corporation shall be transferred only on the books of the Corporation by the holders thereof in person or by their duly authorized attorney, upon surrender for cancellation of the certificates for the shares to be transferred, with a duly executed assignment or stock power endorsed thereon or attached thereto, and accompanied by such other evidences of transfer or authority, such guarantees of signatures and such payments of stock transfer taxes or other charges as may be reasonably required.

     The Board of Directors may appoint a Transfer Agent and a Registrar for the capital stock of the Corporation.

     SECTION 3. Lost Certificates. Unless otherwise determined by the Board of Directors, a new certificate shall be issued in place of any certificate theretofore issued by the Corporation for its capital stock and alleged by the holder thereof to have been lost, stolen or destroyed; provided, however, that the applicant for any such new certificate shall furnish to the Corporation evidence satisfactory to it of the alleged loss, theft or destruction, together with such bond or indemnification as the Board of Directors from time to time may require to indemnify the Corporation against any claim that may be made against it or its officers or agents on account of a certificate alleged to have been lost, stolen or destroyed or the issuance of a new certificate replacing it.

     SECTION 4. Closing Transfer Books or Fixing Record Date. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding sixty

                                       13
days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or may fix a date in connection with obtaining any consent of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent. Only such stockholders as shall be stockholders of record at the close of business on the date of such closing of the stock transfer books or on such record date shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such closing or record date.

     SECTION 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

     SECTION 6. Stock Ledger. The original or a duplicate stock ledger shall be kept at the Corporation's principal office in the State of Delaware.

                                   ARTICLE VI

               INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

     SECTION 1. Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person (and the heirs, executors and administrators thereof) who was or is made, or threatened to be made, a party to an action, suit or proceeding, (whether civil, criminal, administrative or investigative, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative

                                       14
or legislative body or agency,) including (i) an action by or in the right of the Corporation to procure a judgment in its favor and (ii) an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving or served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, incurred therein or in any appeal thereof.

     SECTION 2. Indemnification of Others. The Corporation shall indemnify other persons and reimburse the expenses thereof, to the extent required by applicable law, and may indemnify any other person to whom the Corporation is permitted to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the Delaware General Corporation Law or otherwise.

     SECTION 3. Advances or Reimbursement of Expenses. The Corporation shall, from time to time, reimburse or advance to any person referred to in Section 1 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or
(iii) his conduct was otherwise of a character such that Delaware law would require that such amount(s) be repaid.

     SECTION 4. Service of Certain Entities Deemed Requested. Any director or officer of the Corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (ii) any employee benefit plan of the Corporation or any corporation referred in clause (i), in any capacity shall be deemed to be doing so at the request of the Corporation.

     SECTION 5. Interpretation. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right

                                       15
pursuant to this Article may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, to the extent permitted by applicable law, or on the basis of the applicable law in effect at the time indemnification is sought.

     SECTION 6. Indemnification Right. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

     SECTION 7. Indemnification Claims. If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

                                       16
                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     SECTION 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

     SECTION 2. Offices. The principal office of the Corporation in the State of Delaware shall be maintained in the City of Wilmington, County of New Castle. The Corporation may have offices at such other places within or without the State of Delaware as the Board of Directors from time to time may determine.

     SECTION 3. Resident Agent. The Resident Agent of the Corporation in charge of its principal office in the State of Delaware shall be The Corporation Trust Company.

     SECTION 4. Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware."

     SECTION 5. Dividends. Subject to all applicable laws and the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors, payable in cash, in property or in shares of the capital stock of the Corporation.

     SECTION 6. Amendments. Subject to any By-Laws made by the stockholders, the Board of Directors may make By-Laws, and from time to time may alter, amend or repeal any By-Law or By-Laws; but any By-Laws made by the Board of Directors may be altered or repealed by the stockholders at any annual meeting, or at any special meeting provided notice of such proposed alteration or repeal be included in the notice of such special meeting.

     SECTION 7. Separability. In case any By-Law or provision in any By-Law shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining By-Laws or remaining provisions of such By-Law shall not in any way be affected or impaired thereby.